UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

Synergy Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-131722	20-3823853
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2010, the Compensation Committee of the Board of Directors of  Synergy Pharmaceuticals, Inc. (the “Company”) approved and the Company entered into an Amended and Restated Executive Employment Agreement with Gary S. Jacob, its President and Chief Executive Officer and an Amended and Restated Consulting Agreement with Gabriele Cerrone, its Chairman.  Each agreement was modified by (i) extending the term to December 31, 2012 from December 31, 2011 and (ii) deleting the bonus provision which provided for a bonus if there is a merger or sale of the Company with a minimum value of $150 million, $200 million and $250 million during the first, second and third year of the agreement and replacing it with a bonus of 2.5% of the value of the Company if there is a merger or sale of the Company and the value of the Company at the time of the merger or sale equals or exceeds $400 million.

Item 9.01.             Financial Statements and Exhibits.

(d)   Exhibits.

10.1        Amended and Restated Executive Employment Agreement between Gary S. Jacob, Ph.D. and Synergy Pharmaceuticals, Inc. dated February 1, 2010.

10.2        Amended and Restated Consulting Agreement between Gabriele Cerrone and Synergy Pharmaceuticals, Inc. dated February 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    February 5, 2010

SYNERGY PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer